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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

      Date of Report (Date of earliest event reported): February 26, 1999





                           DANKA BUSINESS SYSTEMS PLC

             (Exact name of registrant as specified in its charter)




  UNITED KINGDOM                   0-20828                       98-0052869

 (State or other                (Commission                    (IRS Employer
 jurisdiction of                File Number)                Identification No.)
 incorporation)




      11201 DANKA CIRCLE NORTH
      ST. PETERSBURG, FLORIDA                                    33716

(Address of principal executive offices)                      (Zip Code)





        Registrant's Telephone Number, Including Area Code: 727-576-6003


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ITEM 5.  OTHER EVENTS.

         As previously reported, the Company entered into a six-year $1.275 billion multicurrency credit agreement (the "Credit Agreement") with a consortium of international banks in December 1996. The Credit Agreement provided the Company with a revolving component in the aggregate amount of up to $725.0 million, and a term loan component of $550.0 million. In December 1997, the revolving component was reduced by $115.0 million, to $610.0 million, bringing the full capacity of the Credit Agreement to $1.160 billion. As of December 31, 1998 the full capacity of the Credit Agreement had been reduced to $1.050 billion with the term loan component totaling $490.0 million and the revolving component totaling $560.0 million. The Credit Agreement is secured and guaranteed by certain of the company's subsidiaries and a covenant that the Company will not pledge its assets except as specifically permitted under the terms of the Credit Agreement. The Credit Agreement contains negative and affirmative covenants and agreements which place restrictions on the Company regarding disposition of assets, capital expenditures, additional indebtedness, permitted liens and payment of dividends, as well as requiring the maintenance of certain financial ratios. The adjustable interest rate on the Credit Agreement is, at the option of the Company, either: (i) the applicable InterBank Offered Rate plus a tiered margin based on leverage for the periods of one, two, three or six months or (ii) an alternative base rate, consisting of the higher of the lead bank's prime rate or the Federal Funds Rate plus 0.5%. The Credit Agreement was first amended on December 5, 1997, primarily to provide for the adjustment of certain definitions set forth therein.

         On July 28, 1998, the Company entered into a Second Amendment to its Credit Agreement (the "Second Amendment"). The Second Amendment principally provided for: (i) the revision to certain definitions; (ii) an adjustment to certain financial ratios required to be maintained by the Company; (iii) an increase in the tiered margin applied to the Interbank Offered Rate under the Credit Agreement; (iv) an increase in the applicable commitment fee paid by the Company for the maintenance of the Credit Agreement; and (v) the inclusion of certain additional covenants related to the year 2000 issue. A copy of the Second Amendment to the Credit Agreement was included with a Form 8-K Current Report, dated July 28, 1998 as Exhibit 4.10 thereto and any description or summary set forth in this Report is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement as amended.

         On October 20, 1998 the Company obtained a waiver of its obligation to comply with certain financial covenants of the Credit Agreement and any adverse effect resulting from such non-compliance for a period from September 30, 1998 through February 28, 1999. Upon granting of the waiver the lenders advanced $20 million in new loans to the Company. Terms of the waiver included a .7% increase in the interest rate applicable to certain of the Company's loans under the Credit Agreement during the period the waiver is in effect. The total commitment under the Credit Agreement was reduced by $50 million and the banks' obligations to make new loans during the waiver period were limited to $20 million advanced upon the granting of the waiver, plus $55 million of additional loans which are subject to the Company's providing projections and a business plan deemed satisfactory by the banks and similar matters. The Company has agreed, at its expense, to cooperate with the banks' and their representatives' review of its assets. The Company has also agreed to use its best efforts to maintain during the waiver period at least $30 million in lines of credit outside the United States. The Company has also agreed that it shall incur no additional Indebtedness (as defined in the Credit Agreement) except Indebtedness under the Credit Agreement and Indebtedness under the lines of credit required to be maintained outside the United States. During the term of the waiver, the Company cannot make dividend payments on other distributions and the banks' consent is required for any acquisitions or investments by the Company. A copy of the waiver was included with a Form 8-K Current Report, as
Exhibit 4.11 thereto and any description or summary set forth in this Report is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement as amended thereby.

         On February 26, 1999 the Company obtained a waiver extending the waiver of its obligation to comply with certain financial covenants of the Credit Agreement and any adverse effect resulting from such non-compliance for a period from March 1, 1999 through August 27, 1999. Terms of the extension included provision for $30 million in new loans under the Credit Agreement and a 1.5% increase in the interest rate applicable to those new loans. The total commitment under the Credit Agreement (not including the $30 million of new loans) for the revolving loan component was limited to the sum of the revolving loan component outstanding on October 20, 1998 plus $90 million, and for



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International Swing Line Loans was limite to $65,121,721. Additionally, the banks limited their obligations to make new loans to $30 million for loans made at any time between April 1, 1999 and the occurrence of a sale of assets or equity of the DSI or Omnifax divisions, which principal amount must be reduced to $15 million during the interim between the receipt of proceeds from either of these sales and the receipt of proceeds from the second of these sale or of proceeds from the International division, at which time the new loans must be paid off in full. The Company has agreed to pay 60% of the first $200 million of net proceeds, 80% of the next $200 million of net proceeds, and 90% of any additional amount of net proceeds from the above sales to the Banks upon receipt of these proceeds in order to reduce the amount of the term loan and revolving loan. The Company has also agreed, at its expense, to cooperate with the banks' and their representatives' review of its assets. The Company has also agreed to use its best efforts to maintain during the waiver period at least $30 million in lines of credit outside the United States. The Company has also agreed that it shall incur no additional Indebtedness (as defined in the Credit Agreement) except Indebtedness under the Credit Agreement and Indebtedness under the lines of credit required to be maintained outside the United States. During the term of the waiver, the Company cannot make dividend payments or other distributions and the banks' consent is required for any acquisitions or investments by the Company. A copy of the waiver was included with a Form 8-K Current Report, as Exhibit 4.12 hereto and any description or summary set forth in this Report is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement as amended thereby.

         The Company also obtained a waiver extending the waiver of its obligation to comply with the same financial covenants of the Credit Agreement and any adverse effect resulting from such non-compliance for a period from March 1, 1999 through August 27, 1999 as incorporated by reference into a Participation Agreement, dated November 15, 1995, among Danka Holding Company, as lessee, First Security Bank, N.A., as owner trustee, NationsBank, N.A., as a holder, NationsBank, N.A., as administrative agent and SunTrust Bank, Tampa Bay, as co-agent. A portion of the Company's real estate has been financed under the Credit Agreement dated November 15, 1995 among the parties to the Participation Agreement and the other lenders which were party thereto under tax retention operating leases. The terms of this waiver include an obligation to provide up to $15 million in cash collateral to secure the loan made by the lenders under the November 15, 1995 Credit Agreement, out of the net proceeds of sale of certain assets or divisions by the Company. A copy of the waiver is included with this Form 8-K Current Report, as Exhibit 4.13 hereto and any description or summary set forth in this Report is qualified in its entirety by reference to that exhibit.







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ITEM 7(c).        EXHIBITS.

EXHIBIT
NUMBER                                          EXHIBIT
4.12                       Waiver dated February 26, 1999, of certain financial
                           covenants contained in the Credit Agreement among
                           Danka Business Systems PLC, Dankalux Sarl & Co., SCA
                           and Danka Holding Company, NationsBank, N.A., each
                           other Bank signatory to the Credit Agreement and
                           NationsBank, N.A., as agent.

4.13 Participation Agreement, dated November 15, 1995, among Danka Holding Company, as lessee, First
                           Security Bank, N.A., as owner trustee, NationsBank,
                           N.A., as a holder, NationsBank, N.A., as administrative agent and SunTrust Bank, Tampa Bay, as co-agent.

99.1                       Press Release dated February 26, 1999 by Danka
                           Business Systems PLC announcing extension of bank waiver.



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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        DANKA BUSINESS SYSTEMS PLC


                                        By: /s/ F. Mark Wolfinger
                                           ---------------------------------
                                               F. Mark Wolfinger
                                        Its: Chief Financial Officer, and
                                            Principal Accounting Officer



Dated: March 5, 1999






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                               INDEX TO EXHIBITS



EXHIBIT
NUMBER                                          EXHIBIT


4.12 Waiver dated February 26, 1999, of certain financial covenants contained in the Credit Agreement among Danka Business Systems PLC, Dankalux Sarl & Co., SCA and Danka Holding Company, NationsBank, N.A., each other Bank signatory to the Credit Agreement and NationsBank, N.A., as agent.

4.13 Participation Agreement, dated November 15, 1995, among Danka Holding Company, as lessee, First
                           Security Bank, N.A., as owner trustee, NationsBank,
                           N.A., as a holder, NationsBank, N.A., as administrative agent and SunTrust Bank, Tampa Bay, as co-agent.

99.1                       Press Release dated February 26, 1999 by Danka
                           Business Systems PLC announcing extension of bank waiver.









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